SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             MAXIMUM DYNAMICS, INC.
                            ------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Colorado
                                   ----------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   84-1556886
                                  ------------
                      (I.R.S. Employer Identification No.)

  2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado         80903
 ------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                           (Zip Code)


  Consulting Agreement Andrew Shaun Bremer, Bronwin Murray, Carla Sharpe, Cindy
-------------------------------------------------------------------------------
   Ashley, Craig John Ogilvy, Eric Richfield Majors, Ernesto Angel, Francesco
-------------------------------------------------------------------------------
Maccioni, Gareth Saul, Giovanni Carlo Fantozzi, Gregory Allum, Henry Van Burean
-------------------------------------------------------------------------------
   Jarrett JR, Jaime Luis Perez Marquez, Johannes Clausen, Johannes Mathys van
-------------------------------------------------------------------------------
  Loggerenberg, Joshua Neale Wolcott, Keenan Lewis, Lee Jason Glanville, Liesl
-------------------------------------------------------------------------------
   Clarke, Marisa Steyn, Martha Phumela Johnson, Michael Rhea Bennett, Mzukisi
-------------------------------------------------------------------------------
 Peacemaker Mnqayi, Nadeem Adonis, Nomonde Felicia Zondani, Paul Stabnow, Peter
-------------------------------------------------------------------------------
 Presto Fakude, Peter Saul, Petrus Stephanus Mans de Beer, Raoul Moses, Shurley
-------------------------------------------------------------------------------
Mazako, T'Christopher Gardner, Troy Lynette, Vernon Reginal Philander, Veronique
-------------------------------------------------------------------------------
                            Isaacs, and Victor Angel.
                           ---------------------------
                              (Full Title of Plans)


                                  Eric Majors
                                 -------------
      2 North Cascade Avenue, Suite 1100, Colorado Springs, Colorado 80903
     ----------------------------------------------------------------------
                    (Name and Address of Agent for Service)


       Unit 1, College House, Village Square, Parklands, South Africa 7441
      ---------------------------------------------------------------------
                (Address of Global Operations Center) (Zip Code)


       (719) 381-1728 in the U.S.A and 011.27.21.556.1155 in South Africa
       -------------------------------------------------------------------
         (Telephone Number, including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE
========================== ========================= ========================= ===================== ===================
   Title of securities             Amount               Proposed maximum        Proposed maximum        Amount of
    to be registered                to be                offering price            aggregate         registration fee
                                registered(1)             per share(2)           offering price
-------------------------- ------------------------- ------------------------- --------------------- -------------------
     Common Stock,
     no par value                12,559,908                 $0.0395               $496,116.37             $58.39

========================== ========================= ========================= ===================== ===================

(1) Consists of shares issued pursuant to the Consulting Agreement with the individuals named above.
(2) Estimated solely for the purpose of estimating the registration fee pursuant to Rule 457(c) promulgated pursuant to the Securities Act of 1933, on the basis of the average of the bid and ask price of the Registrant's Common Stock as reported on the Over the Counter Bulletin Board on January 25, 2005.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.
--------------------------

The Registrant is offering the following shares of its common stock to the following individuals for their services performed on the Registrant's behalf. The issuance of these shares are being made pursuant to the Consultant Agreement (the "Agreement") dated January 24, 2005 and adopted by the Board of Directors on January 21, 2005 with regard to Andrew Shaun Bremer for services as IT Manager and for systems development services; Bronwin Murray for services as a Call Centre Operator; Carla Sharpe for services as an Accounting and Reporting Compliance Director; Cindy Ashley for services as an executive assistant in the operations management information department; Craig John Ogilvy for services in Accounting and Finance; Eric Richfield Majors for services as Chief Executive Officer; Ernesto Angel for Business Development services for the POS project in Mexico and Latin America; Francesco Maccioni for services in Infrastructure Development and Operations; Gareth Saul for services in TagNet Programming and Design; Giovanni Carlo Fantozzi for services as a VP of TagNet, Africa Region; Gregory Allum for services as a Call Centre Operator; Henry Van Burean Jarrett JR for services as a Project Manager for Community Development; Jaime Luis Perez Marquez for Business Development services in South America; Johannes Clausen for services as a Managing Director, TagNet; Johannes Mathys van Loggerenberg for services as a Project Manager of Mobile Commerce; Joshua Neale Wolcott for Global Operations services; Keenan Lewis for services as a Fleet Vehicle Driver; Lee Jason Glanville for services in our Technology Department; Liesl Clarke for Bookkeeping and Administrative Services; Marisa Steyn for services as a Group
Technology: Graphic Designer; Martha Phumela Johnson for services as a Call Centre Operator; Michael Rhea Bennett for services as a Project Manager:
Internet solutions; Mzukisi Peacemaker Mnqayi for services as a Call Centre Operator; Nadeem Adonis for services as a Fleet Vehicle Driver; Nomonde Felicia Zondani for providing cleaning services; Paul Stabnow for services as a Chief Technical Officer; Peter Presto Fakude for Business Development services for TagNet, Africa Region; Peter Saul for services as a TagNet Programming and Design; Petrus Stephanus Mans de Beer for services as a Project Manager:
Education; Raoul Moses for services as a Software Technology Engineer; Shurley Mazako for services as a Receptionist; T'Christopher Gardner for services as a Office Manager, Colorado Springs; Troy Lynette for services as an Office
Manager: Denver Operations; Vernon Reginal Philander for Security and Logistic Services; Veronique Isaacs for services as an Executive assistant in HR management; and Victor Angel for Business Development services for the POS project in Mexico and Latin America.

The Board has equated the number of these shares to the value of the services provided by these individuals as indicated in the table below. The shares issued hereunder will not be subject to any resale restrictions. The Agreements are not qualified under ERISA. The following individuals will receive the number of shares listed next to their names in exchange for the specific services listed:


------------------------------------------ ----------------------------------------------------------------- -------------------
FULL NAME                                  SERVICES                                                          SHARES
------------------------------------------ ----------------------------------------------------------------- -------------------
Andrew Shaun Bremer                        IT Manager and systems development                                330,459
------------------------------------------ ----------------------------------------------------------------- -------------------
Bronwin Murray                             Call Centre Operator                                              99,164
------------------------------------------ ----------------------------------------------------------------- -------------------
Carla Sharpe                               Accounting & Reporting Compliance Director                        206,255
------------------------------------------ ----------------------------------------------------------------- -------------------
Cindy Ashley                               Executive assistant in Ops management  info                       800,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Craig John Ogilvy                          Accounting & Financial Services                                   50,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Eric Richfield Majors                      CEO                                                               900,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Ernesto Angel                              Bus Dev for POS in Mexico & Latin America                         200,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Francesco Maccioni                         Infrastructure Development & Operations                           900,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Gareth Saul                                TagNet Programming and Design                                     150,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Giovanni Carlo Fantozzi                    VP of TagNet, Africa Region                                       771,273
------------------------------------------ ----------------------------------------------------------------- -------------------
Gregory Allum                              Call Centre Operator                                              175,200
------------------------------------------ ----------------------------------------------------------------- -------------------
Henry Van Burean Jarrett JR                Project Manager: Community development                            300,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Jaime Luis Perez Marquez                   Business Development in South America                             300,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Johannes Clausen                           Managing Director, TagNet                                         900,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Johannes Mathys van Loggerenberg           Project Manager: Mobile commerce                                  771,273
------------------------------------------ ----------------------------------------------------------------- -------------------
Joshua Neale Wolcott                       MXDY Global Operations                                            900,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Keenan Lewis                               Fleet Vehicle Driver                                              62,618
------------------------------------------ ----------------------------------------------------------------- -------------------
Lee Jason Glanville                        Technology Department                                             374,618
------------------------------------------ ----------------------------------------------------------------- -------------------
Liesl Clarke                               Book keeping & Admin Services                                     31,028
------------------------------------------ ----------------------------------------------------------------- -------------------
Marisa Steyn                               Group Technology: Graphic Designer                                220,364
------------------------------------------ ----------------------------------------------------------------- -------------------
Martha Phumela Johnson                     Call Centre Operator                                              94,800
------------------------------------------ ----------------------------------------------------------------- -------------------
Michael Rhea Bennett                       Project Manager: Internet solutions                               150,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Mzukisi Peacemaker Mnqayi                  Call Centre Operator                                              98,073
------------------------------------------ ----------------------------------------------------------------- -------------------
Nadeem Adonis                              Fleet Vehicle Driver                                              62,618
------------------------------------------ ----------------------------------------------------------------- -------------------
Nomonde Felicia Zondani                    Cleaning services                                                 45,944
------------------------------------------ ----------------------------------------------------------------- -------------------
Paul Stabnow                               Chief Technical Officer                                           500,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Peter Presto Fakude                        Business Dev. for TagNet, Africa Region                           993,465
------------------------------------------ ----------------------------------------------------------------- -------------------
Peter Saul                                 TagNet Programming and Design                                     250,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Petrus Stephanus Mans de Beer              Project Manager: Education                                        293,076
------------------------------------------ ----------------------------------------------------------------- -------------------
Raoul Moses                                Software Technology Engineer                                      84,279
------------------------------------------ ----------------------------------------------------------------- -------------------
Shurley Mazako                             Receptionist                                                      18,916
------------------------------------------ ----------------------------------------------------------------- -------------------
T'Christopher Gardner                      Office Manager, Colorado Springs                                  150,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Troy Lynette                               Office Manager: Denver Operations                                 100,000
------------------------------------------ ----------------------------------------------------------------- -------------------
Vernon Reginal Philander                   Security & Logistic Services                                      256,121
------------------------------------------ ----------------------------------------------------------------- -------------------
Veronique Isaacs                           Executive assistant in HR management info                         220,364
------------------------------------------ ----------------------------------------------------------------- -------------------
Victor Angel                               Bus Dev for POS in Mexico & Latin America                         800,000
------------------------------------------ ----------------------------------------------------------------- -------------------
TOTAL                                                                                                        12,559,908
------------------------------------------ ----------------------------------------------------------------- -------------------

The services for which these shares are being issued are not in connection with any offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION.
--------------------------------------------------------------

The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of this registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
------------------------------------------------

We  incorporate  the  following  documents  by  reference  in this  Registration
Statement:

         (a) Our latest Quarterly Report on Form 10-QSB for the period ended September 30, 2004, filed with the Securities and Exchange Commission on December 3, 2004 and our latest Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the Securities and Exchange Commission on April 19, 2004; and

         (b) All other documents filed by the company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
----------------------------------

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
-----------------------------------------------

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
--------------------------------------------------


Our Bylaws and the Colorado Business Corporation Act provide for indemnification of directors and officers against certain liabilities. Pursuant to our Bylaws, our officers and directors are indemnified, to the fullest extent available under Colorado law, against expenses actually and reasonably incurred in connection with threatened, pending or completed proceedings, whether civil, criminal or administrative, to which an officer or director is, was or is threatened to be made a party by reason of the fact that he or she is or was one of our officers, directors, employees or agents. We may advance expenses in connection with defending any such proceeding, provided the indemnitee undertakes to repay any such amounts if it is later determined that he or she was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
--------------------------------------------

Not applicable.

ITEM 8. EXHIBITS.
-----------------

3.1     Articles of Incorporation*
3.2     Bylaws*
3.2.1   Articles of Amendment to Articles of Incorporation*
4.1 Consulting Agreement with Andrew Shaun Bremer, Bronwin Murray, Carla Sharpe, Cindy Ashley, Craig John Ogilvy, Eric Richfield Majors, Ernesto Angel, Francesco Maccioni, Gareth Saul, Giovanni Carlo Fantozzi, Gregory Allum, Henry Van Burean Jarrett JR, Jaime Luis Perez Marquez, Johannes Clausen, Johannes Mathys van Loggerenberg, Joshua Neale Wolcott, Keenan Lewis, Lee Jason Glanville, Liesl Clarke, Marisa Steyn, Martha Phumela Johnson, Michael Rhea Bennett, Mzukisi Peacemaker Mnqayi, Nadeem Adonis, Nomonde Felicia Zondani, Paul Stabnow, Peter Presto Fakude, Peter Saul, Petrus Stephanus Mans de Beer, Raoul Moses, Shurley Mazako, T'Christopher Gardner, Troy Lynette, Vernon Reginal Philander, Veronique Isaacs, and Victor Angel.
4.2     Resolution approving consulting agreement
5       Opinion of AGMB LLP
23.1    Consent of AGMB LLP**
23.2    Consent of Cordovano & Honeck, LLP.

* Previously filed as exhibits to Registration Statement on Form SB-2 filed on February 25, 2002.
**Contained in its opinion filed as Exhibit 5 to this Registration Statement.

ITEM 9. UNDERTAKINGS.
---------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Eric Majors as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the company certifies it has reasonable grounds to believe that the company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cape Town, South Africa, on this 25th day of January 2005.

MAXIMUM DYNAMICS, INC.,
a Colorado corporation

/s/ Eric Majors
----------------------------------
Eric Majors
President, Chief Executive Officer
and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 25, 2005 who are the directors of the Registrant's board of directors and who shall administer and enforce the Consulting Agreement with the above named individuals.


/s/ Eric Majors
-----------------------------------
Eric Majors
President, Chief Executive Officer
and Director

/s/ Joshua Wolcott
---------------------------
Joshua Wolcott
Chief Financial Officer and
Director

/s/ Paul Stabnow
---------------------------
Paul Stabnow
Chief Technical Officer and
Director